                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                WITH RESPECT TO

               13 3/8% SENIOR DISCOUNT DEBENTURES DUE 2009
                                      OF

                   ANTHONY CRANE RENTAL HOLDINGS, L.P.
                                      AND

                ANTHONY CRANE HOLDINGS CAPITAL CORPORATION

              Pursuant to the Prospectus Dated       , 1998

  This form must be used by a holder of 13 3/8% Senior Discount Debentures due 2009 (the "Debentures") of Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership (the "Company") and Anthony Crane Capital Holdings Corporation, a Delaware corporation ("AC Holdings Corp." and, together with the Company, the "Issuers"), who wishes to tender Debentures to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery Procedures" of the Company's Prospectus,
dated       , 1998 (the "Prospectus") and in Instruction 2 to the related
Letter of Transmittal. Any holder who wishes to tender Debentures pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.


 THE EXCHANGE OFFER>AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
 YORK CITY TIME,     ON [    ], 1998 UNLESS EXTENDED (THE "EXPIRATION DATE").

                   State Street Bank and Trust Company
                            (the "Exchange Agent")

           By Overnight Courier:               By Registered or Certified Mail:
           State Street Bank and Trust Company State Street Bank and Trust
           Corporate Trust Department          Company
           Two International Place             Corporate Trust Department
           Boston, Massachusetts 02102-0078    P.O. Box 778
           Fourth Floor                        Boston, Massachusetts 02102-0078
           Attn: Kellie Mullen                 Attn: Kellie Mullen
           Telephone: (617) 664-5587           Telephone: (617) 664-5587
           Facsimile: (617) 664-5290           Facsimile: (617) 664-5290

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Debentures set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

  The undersigned hereby tenders the Debentures listed below:

 CERTIFICATE NUMBER(S) (IF KNOWN) OF DEBENTURES OR  AGGREGATE PRINCIPAL AGGREGATE PRINCIPAL
     ACCOUNT NUMBER AT THE BOOK-ENTRY FACILITY      AMOUNT REPRESENTED    AMOUNT TENDERED
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                            PLEASE SIGN AND COMPLETE
--------------------------------------------------------------------------------
 Signatures of Registered Holder(s)
 or Authorized Signatory: ____________

                                         Date: ____________ , 1998
 _____________________________________   Address: ____________________________
 _____________________________________   _____________________________________
 Name(s) of Registered Holder(s): ____   Area Code and Telephone No. _________
 _____________________________________
 _____________________________________

   This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Debentures or on a security position listing as the owner of Debentures, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

 Name(s): ____________________________________________________________________
 _____________________________________________________________________________
 Capacity: ___________________________________________________________________
 Address(es): ________________________________________________________________
 _____________________________________________________________________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Debentures tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Debentures into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

 Name of firm ________________________   _____________________________________
 Address _____________________________          (Authorized Signature)
 _____________________________________   Name ________________________________
          (Include Zip Code)                        (Please Print)
 Area Code and Tel. No. ______________   Title _______________________________
                                         Dated ________________________ , 1998

  DO NOT SEND SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

  1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

  2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Debentures referred to herein, the signature must correspond with the name(s) written on the face of the Debentures without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Debentures, the signature must correspond with the name shown on the security position listing as the owner of the Debentures.

  If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Debentures listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Debentures or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

  If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Issuers of such person's authority to so act.

  3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.